Exhibit 99.1

WaveDancer Announces Definitive Agreement to Acquire Knowmadics, Inc. for $90 Million in Cash and Stock

The Knowmadics acquisition continues the company’s transformation into a leading provider of Strategic and Tactical Internet of Things cybersecurity and Blockchain enabled software solutions

FAIRFAX, Va., March 22, 2022 (GLOBE NEWSWIRE) -- WaveDancer, Inc. (NASDAQ: WAVD) announced today it has entered into a definitive agreement to acquire Knowmadics, Inc. a Software as a Service (“SaaS”) platform company headquartered in Herndon, VA. The purchase price of $90 million comprises approximately $56.5 million in cash and $33.5 million of stock at a price of $6.50 per share a premium on the company share price as of March 21, 2022. WaveDancer intends to raise approximately $67 million in a private offering of its common shares in connection with the transaction. The closing is contingent upon financing. Upon closing, the company expects revenues from its emerging technology business to be greater than its legacy Tellenger business.

WaveDancer is a provider of zero trust security solutions, specializing in secure supply chain management, as well as cutting edge IT network and data security. WaveDancer’s technology brings all transactions, documentation, authorizations – every aspect of a process – together in one web-based interface that provides an unprecedented level of accountability, auditability, and predictability. WaveDancer’s enterprise blockchain and encryption algorithm technology is in production at the vanguard of critical government requirements.

Founded in 2013 by Paul Maguire and Claire Ostrum, Knowmadics is a leading Internet of Things (IoT) remote device management and monitoring platform which provides an innovative, configurable approach to connect, locate, and secure thousands of IoT and Operational Technology (OT) devices to a single management tool. Through the acquisition of Knowmadics, WaveDancer intends to extend its software to include devices and enterprise systems, enabling them to uniquely provide end-to-end security solutions that support data, devices, and transactions in a single unified platform. Upon consummation of the transaction, the addition of Knowmadics will expand and solidify WaveDancer’s customer base with government and Fortune 500 companies.

Jamie Benoit, CEO of WaveDancer said, “We are determined to provide industry leading, comprehensive device and data management and security solutions for government and commercial clients. The anticipated acquisition of Knowmadics builds on what we started when we acquired Gray Matters and will greatly expand our capabilities and our current customer base. Given the increased threat of state-sponsored cyber attacks against US commercial and government critical infrastructure, we think the timing and nature of our corporate transformation will position us well in the commercial and government marketplaces.” He added, “When we close with Knowmadics, we will be getting great partners who are making a significant investment in our new platform. WaveDancer will also take a quantum step forward in our ability to help government and commercial customers secure and manage the enterprise in this new age of global unrest.”

“After seeing the transformation that’s been underway at WaveDancer over the last year, and getting to know Jamie and the team, I am delighted about this acquisition. We’ve been approached many times over the years, but no partnership felt right until now. From a mission focus, culture, and product offering perspective, our two organizations are in lockstep. I’m eager to work together and be a key part of the continued evolution of WaveDancer into a global zero trust, IoT and cybersecurity leader,” said Paul Maguire, CEO and Co-Founder of Knowmadics.

Claire Ostrum, President and Co-Founder of Knowmadics stated, “Over the past few years we've successfully transformed our business to a leading SaaS IoT platform. We are incredibly proud of what we have achieved and the position we are in to meet the needs of government and commercial clients. As part of WaveDancer, we will have the resources to lead the IoT security markets today, tomorrow and well into the future.”

Upon close, Knowmadics will become a wholly-owned subsidiary of WaveDancer. The acquisition is expected to close in the second quarter, subject to customary closing conditions, including securing the financing for the transaction and the receipt of WaveDancer shareholder approval for the shares we intend to issue to finance the transaction.

About WaveDancer

WaveDancer (www.wavedancer.com), headquartered in Fairfax, Virginia, offers zero trust blockchain-enabled software solutions for supply chain security. Our technologies are deployed and being used to help government organizations manage very complex supply chain challenges. Customers are using the WaveDancer platform to gain unprecedented levels of accountability, auditability, and predictability from their data, while giving insights to their partners and suppliers through a controlled, distributed ledger that is immutable and can be trusted by all parties.

About Knowmadics

Knowmadics (www.knowmadics.com) created and markets security capabilities through its patented 360° Aware Platform and 360° Aware Mobile Apps (IoS and Android). The 360° Aware Web and Mobile technologies are Software as a Service (“SaaS”) offerings to commercial and government organizations for enterprise visibility, asset and device location, remote device management, tracking and workforce security. Its patented platform bridges the white space between current ERP systems and IoT devices and makes data “actionable” for loaction, tracking, operations planning, logistics, and incident response. Users of Knowmadics’ technology can see, locate, link, and remotely control new and legacy devices.

The company has a global customer base consisting of government organizations and corporations. Knowmadics’ major customers include defense, law enforcement agencies and several companies in the critical infrastructure sector. Its proprietary IoT technology provides critical interoperability and enterprise workforce transformation, secure supply chain solutions and enables customers to automate enterprise situational awareness (SA).

Knowmadics’ serves its customers through several products and services offerings. Knowmadics’ core product offerings were designed to universally and globally track objects and people. Knowmadics’ 360° Aware® platform, its flagship offering consists of both web and mobile (iOS and Android) applications. 360° Aware combines several applications and capabilities into one highly configurable technical offering. 360° Aware allows a smartphone to record audio and/or video and log GPS positions for later retrieval, while simultaneously transmitting audio, video and location data to multiple users via web or live link technology. When utilized together, these powerful software products enable end users to track, collect, report, and share information that can enhance tactical decision-making and response. The platform can also remotely manage ecosystems of disparate devices—smartphones, GPS trackers, cameras, and radios, access last known location data, device logs, perform remote configuration, and more.

The Knowmadics platform is a device-agnostic geolocation tracking solution designed to provide insights in complex operating environments. It provides both full situational awareness and command and control. Users can share locations and can configure automated workflows for geofences, points of interest, and routes. Operators can collaborate with secure chat and using a companion mobile application can geolocate and track a mobile user’s devices.

Knowmadics’ solutions are designed for the complex and operationally critical collection of accurate field data in near-real-time, which allows organizations to keep field operations synchronized with headquarters operations during critical operations. The companion mobile app allows customers to collect accurate field data (photos, video, and audio) that can be streamed and/or collected locally.

Additional information for investors

This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company's 10-K for the fiscal year ended December 31, 2020 and in other filings with the Securities and Exchange Commission.

For additional information contact:

Jeremy Hellman, CFA

Vice President, The Equity Group Inc.

jhellman@equityny.com

(212) 836-9626